UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 19, 2014

Enerpulse Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54092	27-2969241
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2451 Alamo Ave SE Albuquerque, New Mexico 87106
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:	(505) 842-5201

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATION

Item 1.01 Entry into a Material Definitive Agreement.

On March 19, 2014, Enerpulse Technologies, Inc. (the “Company”) entered into a Security Agreement (the “Security Agreement”) with Ergo Strategic Partners, LLC, as collateral agent. The Security Agreement grants a first priority security interest in the Company’s accounts receivable and equipment to the purchasers (the “Purchasers”) of certain secured promissory notes (the “Notes”) issued between March 3, 2014 and March 19, 2014 pursuant to a Note Purchase Agreement (the "Purchase Agreement"), between the Company and the Purchasers party thereto.

To date, the Company has issued $130,000 in aggregate principal amount of Notes pursuant to the Purchase Agreement in three closings: (a) the first closing occurred on March 3 2014 with the issuance of a Note in a principal amount of $30,000, (b) the second closing occurred on March 4, 2014 with the issuance of a Note in a principal amount of $50,000 and (c) the third closing occurred on March 19, 2014 with the issuance of a Note in a principal amount of $50,000. The Company intends to use the proceeds from the issuance of Notes pursuant to the Purchase Agreement for working capital.

The Notes issued in the first and second closings will accrue interest on the unpaid principal amount at a rate of 12% per annum. The Note issued in the third closing will accrue $6,000 of interest on the unpaid principal amount of such Note. Interest under each of the Notes is due on the maturity date. The Notes mature on May 19, 2014.

The Company may, at any time, prepay amounts due under the Notes without premium or penalty, with any partial prepayment being applied first to any unpaid accrued interest and then to any unpaid principal amount of the Notes.

The events of default under the Notes include (a) the failure to pay any principal or interest on the due date under any Note and such payment shall not have been made within thirty (30) days of the Company’s receipt of written notice of such failure to pay; and (b) the bankruptcy of the Company. The holders of the Notes have customary remedies upon the occurrence of an event of default, including the acceleration of amounts payable with respect to the Notes and other rights and remedies available to a secured party under the Uniform Commercial Code.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1	Security Agreement dated as of March 19, 2014 by and between the Company and Ergo Strategic Partners, LLC as the Collateral Agent*
10.2	Note Purchase Agreement dated as of March 3, 2014 by and among the Company and the purchasers party thereto (incorporated by reference to the Company’s Registration Statement on Form S-1/A filed on March 19, 2014)
10.3	Form of Bridge Note (incorporated by reference to the Company’s Registration Statement on Form S-1/A filed on March 19, 2014)

* Filed Herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enerpulse Technologies, Inc.
Date: March 25, 2014	By:	/s/ Joseph E. Gonnella
	Name:	Joseph E. Gonnella